UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 4, 2015
(Date of earliest event reported)
Qorvo, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36801	46-5288992
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

7628 Thorndike Road, Greensboro, North Carolina 27409-9421
and
2300 N.E. Brookwood Parkway, Hillsboro, Oregon 97124
(Address of principal executive offices)
(Zip Code)

(336) 664-1233 and (503) 615-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2015, the Compensation Committee of the Board of Directors (the “Board”) of Qorvo, Inc. (the “Company”) approved the form of Change in Control Agreement (the “Agreement”) and the Company entering into the Agreement with certain officers of the Company, including Robert A. Bruggeworth, President and Chief Executive Officer of the Company, and Steven J. Buhaly, Chief Financial Officer and Secretary of the Company.
The term of the Agreement will end on the earliest of: (i) the first anniversary of the effective date, subject to automatic renewal for additional one-year periods unless the Company gives notice to the officer that it does not wish to extend it; (ii) the termination of the officer’s employment with the Company for any reason during the period from the effective date until the date that is ninety (90) days prior to a change in control (as defined in the Agreement); (iii) the termination of the officer’s employment with the Company by the officer without good reason (as defined in the Agreement) or by the Company with cause (as defined in the Agreement); or (iv) the end of a two-year period following a change in control and the fulfillment by the Company and the officer of all obligations under the Agreement.
Under the Agreement, if a change in control of the Company occurs while the officer is an employee of the Company, and a qualifying termination of his employment with the Company occurs within the two-year period following the change in control (which will include the ninety (90) days prior to the date of the change in control in the case of a termination by the Company without cause), then he (or his legal representative) is entitled to certain compensation payments and benefits provided he has executed a general release of claims. A “qualifying termination” means: (i) the Company’s termination of the officer’s employment for a reason other than death, disability, or cause; (ii) the officer’s termination of his employment for good reason; or (iii) the termination of the officer due to death following delivery of a notice of good reason by the officer, which condition constituting good reason remains uncured by the Company.
Under the Agreement, a “change in control” is deemed to have occurred on the earliest of the following dates: (i) the acquisition by a person or entity of voting control over more than forty percent (40%) of the total voting power of the Company’s then outstanding voting stock; (ii) the merger, consolidation or reorganization of the Company, in which holders of the Company’s common stock immediately prior to the transaction have voting control over less than sixty percent (60%) of the voting securities of the surviving corporation immediately after the transaction, or the sale or disposition of all or substantially all of the assets of the Company; or (iii) a change in a majority of the Board within a 12-month period unless the nomination for election by the Company’s stockholders of each new director was approved by the vote of two-thirds of the members of the Board then still in office who were in office at the beginning of the 12-month period.
The Agreement provides that, upon a qualifying termination after a change in control, the Company will pay a severance benefit to the officer. To the extent the severance benefit as defined below exceeds the separation pay limit as defined below, the portion of the severance benefit that exceeds the separation pay limit will be paid within sixty (60) days following the date of termination. The remaining portion of the severance benefit will be paid in periodic installments over one year following the termination. The severance benefit is equal to the sum of: (i) one times the highest annual rate of the officer’s base salary during the 12-month period before termination (two times in the case of Messrs. Bruggeworth and Buhaly) plus (ii) one times the officer’s target annual bonus opportunity based on the officer’s target bonus opportunity for the period in which the termination occurs (two times in the case of Messrs.

Bruggeworth and Buhaly). The separation pay limit is equal to two times the lesser of: (i) the sum of the officer’s annualized compensation based on the annual rate of pay for services provided to the Company for the calendar year immediately preceding the calendar year for the termination and (ii) the maximum dollar amount of compensation that may be taken into account under a tax-qualified retirement plan for the year in which the termination occurs.
In addition, the Agreement provides that upon a qualifying termination after a change in control, all Company stock options, stock appreciation rights or similar stock-based awards held by the officer will be accelerated and exercisable in full, and all restrictions on any restricted stock, performance stock or similar stock-based awards granted by the Company will be removed and such awards will be fully vested. If the officer receives any payments or benefits under the Agreement or under any other arrangement with the Company that may separately or in the aggregate constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) and it is determined that any of such payments will be subject to any excise tax pursuant to applicable provisions of the Code, the Company will pay to the officer either: (i) the full amount of such payments; or (ii) an amount equal to such payments reduced by the minimum amount necessary to prevent any portion of such payments from being an “excess parachute payment” (within the meaning of the Code), whichever amount results in the officer’s receipt, on an after-tax basis, of the greatest amount of payments notwithstanding that all or some portion of the payments may be subject to the excise tax. The Agreement also provides that if the officer elects continuation coverage through the Company’s health plan, the Company will reimburse the officer for the difference between the monthly COBRA premium paid by the officer and the monthly premium amount required to be paid by active Company employees for the same level of coverage under the Company’s health plan for a one-year period following termination. The Company will also provide an annual payment equal to the amount necessary to pay any taxes imposed on the officer as a result of the officer’s receipt of health care reimbursements from the Company.
The Agreement also provides that the officer is subject to certain confidentiality, non-solicitation and non-competition provisions. In the event the officer fails to comply with any of these provisions, he will not be entitled to receive any payment or benefits under the Agreement. Under the Agreement, an officer with benefits under a change in control agreement with RF Micro Devices, Inc. or a TriQuint Semiconductor, Inc. change in control policy will not receive duplicate benefits under the Agreement and the applicable change in control agreement or policy.
The foregoing is only a brief description of the Agreement, does not purport to be a complete description of the rights and obligations of the parties and is qualified in its entirety by reference to the form of Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Qorvo, Inc. Form of Change in Control Agreement

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Qorvo, Inc.

By:	/s/ Steven J. Buhaly
Steven J. Buhaly
Chief Financial Officer and Secretary

Date:    February 10, 2015

EXHIBIT INDEX

Exhibit No.	Description
10.1	Qorvo, Inc. Form of Change in Control Agreement